Exhibit 10.1

(***) CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10). SUCH EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MUTUAL RELEASE AND RESOLUTION AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of September 23, 2024 (the “Effective Date”) by and among Adaptimmune Limited, having its principal place of business at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX, United Kingdom (“Adaptimmune”), on the one hand, and Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080, United States (“GNE”), and F. Hoffmann-La Roche Ltd, having its principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”), on the other hand. Adaptimmune and GNE are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  The term “Party” or “Parties” shall not include Roche unless explicitly stated below.

WHEREAS, Adaptimmune, GNE, and Roche are signatories to a Strategic Collaboration And License Agreement by and among them executed on September 3, 2021 (the “Collaboration Agreement”);

WHEREAS, by notice dated April 8, 2024, Genentech terminated the Collaboration Agreement in accordance with Article 17.4.1 of the Collaboration Agreement;

WHEREAS, under the Collaboration Agreement, this termination will become effective 180 days later on October 7, 2024;

WHEREAS, the Parties are in dispute in relation to interpretation of certain provisions of the Collaboration Agreement;

WHEREAS, the Parties have agreed upon a basis for the resolution of their dispute and any other claims and rights that any Party may want to assert against the other, in order to avoid the cost and expense of litigation and arbitration, without any admission of liability or wrongdoing on behalf of any Party; and

WHEREAS, the Parties mutually agree to terminate the Collaboration Agreement and to settle and release each Party from any and all past, present, and future disputes, claims, demands, and causes of action of any nature whatsoever, whether known or unknown, arising out of, in connection with, or in relation to the Collaboration Agreement, for and in consideration of the mutual covenants, promises, releases, and agreements contained in this Agreement, and for such other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged;

NOW, THEREFORE, it is hereby agreed by and among GNE, Roche, and Adaptimmune as follows:

1.No Admission: As used in this Section 1, the terms “GNE” and “Parties” shall include Roche.  Neither this Agreement, nor anything contained herein, shall be construed as an admission of any liability or wrongdoing on behalf of any Party.
2.Termination of the Collaboration Agreement: As used in this Section 2, the terms “GNE” and “Parties” shall include Roche.  The Parties agree that the Collaboration Agreement by and among them shall be deemed terminated as of the Effective Date of this Agreement, and the Parties’ respective rights and obligations thereunder, including any rights or obligations thereunder that purport to survive termination (except as set forth expressly herein), shall be extinguished and have no further force and effect except as expressly stated herein.
3.	Payment:
a.GNE will pay to Adaptimmune the amount of twelve million, five hundred thousand U.S. Dollars (USD $12,500,000) (the “Payment”). (***).
b.(***)
c.(***)
4.	Mutual Release and (***):

As used in this Section 4, the terms “GNE” and “Parties” shall include Roche.

a.Release by Adaptimmune:  As of the Effective Date of this Agreement, Adaptimmune, on behalf of itself and each of its respective successors, assigns, and any other person or entity who may make a claim in its name hereby fully and forever releases and discharges GNE and its shareholders, parents, subsidiaries, affiliates, agents, representatives, successors, and assigns, and all of their respective officers, directors, and employees, from any and all Claims (as defined below), including any past, present, or future Claims, whether known or unknown, anticipated, made, asserted, or brought, or that could have been anticipated, made, asserted, or brought, arising out of, in connection with, or in relation to the Collaboration Agreement in any way; provided, however, that nothing in this Section 4(a) shall operate to release or discharge any Claim for breach of this Agreement.
b.Release by GNE: As of the Effective Date of this Agreement, GNE, on behalf of itself and each of its respective successors, assigns, and any other person or entity who may make a claim in its name hereby fully and forever releases and discharges Adaptimmune and its shareholders, parents, subsidiaries, affiliates, agents, representatives, successors, and assigns, and all of their respective officers, directors, and employees, from any and all Claims (as defined below), including any past, present, or future Claims, whether known or unknown, anticipated, made, asserted, or brought, or that could have been anticipated, made, asserted, or brought, arising out of, in connection with, or in relation to the Collaboration Agreement in any way; provided, however, that nothing in this Section 4(b) shall operate to release or discharge any Claim for breach of this Agreement.

As used herein, the terms “Claim” or “Claims” mean all disputes, claims, actions, causes of actions, demands, defenses judgments, debts, expenses, losses, liabilities, and obligations of whatsoever kind and nature, character, and description, whether known or unknown, whether anticipated, made, asserted, or brought, or that could have been anticipated, made, asserted, or brought, for the purpose of recovering any damages or for the purpose of obtaining any equitable relief or any other relief of any kind.

c.(***)
d.Release of Unknown Claims: The Parties understand that Section 1542 of the

California Civil Code provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that they are aware that they may hereafter discover facts different from or in addition to what they now know or believe to be true with respect to the matters herein released, and they agree that these releases shall be and remain in effect in all respects as complete general releases as to the matters released, notwithstanding any such different or additional facts. Each Party acknowledges that it has been informed of Section 1542 of the California Civil Code and does hereby expressly waive and relinquish all rights and benefits, if any, which it has or may have under said Section and any similar or comparable federal, state or local law. The Parties represent, warrant and agree that this waiver is a material term of this Agreement, without which the Parties would not have entered into this Agreement.

e.Future Actions: This Agreement shall be deemed breached by a Party, and a cause of action accrued thereon by that Party immediately, upon the commencement or continuation of any action based upon any Claim released by the Parties in this Agreement.  This Agreement may be raised as a full and complete defense to any Claim that any Party may institute, prosecute or attempt in breach of this Agreement.  In any such action, and in any action to enforce this Agreement, the prevailing Party shall recover its reasonable attorneys’ fees and costs.

f.Scope of Mutual Release and (***):

(i)Each Party knowingly and intentionally waives any and all rights, benefits, and protections of any state or federal statute or common law limiting the scope of a general release, except as otherwise provided in this Agreement.  (***).

(ii)This Agreement sets forth a compromise and settlement of Claims for the purpose of avoiding the costs, disruptions, and uncertainties associated with litigation and arbitration.  This Agreement, and the communications, documents, and/or correspondence exchanged during the negotiation/settlement process, do not constitute and shall not be considered a ruling on the merits, an admission as to any issue of fact or law, or an admission of liability or responsibility of any Party, and any and all admissions of liability or responsibility are expressly denied by the Parties.

5.Representations and Warranties: As used in this Section 5, the terms “GNE” and “Parties” shall include Roche.  Each Party hereby represents and warrants to the other Parties that: (i) it has all the requisite corporate power and capacity to execute, deliver, and perform this Agreement; (ii) this Agreement has been duly authorized, executed, and delivered by all necessary corporate action; (iii) this Agreement constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms; (iv) there is no pending proceeding, lawsuit, arbitration, agreement, transaction, or negotiation that would render this Agreement void, voidable, or unenforceable; (v) it has not sold, assigned, conveyed, transferred, hypothecated, pledged or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any Claim released by it pursuant to this Agreement; (vi) no Party knows of any Claims against another Party relating to or arising out of the Collaboration Agreement that is not covered by the release contained in Section 4 of this Agreement; and (vii) no Party has assigned or transferred any of the Claims released herein to any person or entity.

Except for the express representations and warranties set forth in this Agreement, no Party hereto or any person on such Party’s behalf has made or makes any express or implied representation or warranty whatsoever, either oral or written, whether arising by law, course of dealing, course of performance, or otherwise, all of which are expressly disclaimed.  Each Party further acknowledges that, in entering into this Agreement, it has not relied upon any representation or warranty made by the other Party, or any other person on such other Party’s behalf, except as specifically provided in this Agreement.

6.Governing Law: As used in this Section 6, the terms “GNE” and “Parties” shall include Roche.  This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions whether of the State of New York or any other jurisdiction.
7.(***)
8.	Confidentiality: As used in this Section 8, the terms “GNE” and “Parties” shall include Roche.

The parties expressly incorporate the definition of Confidential Information as set forth in Article 1.41 of the Collaboration Agreement, without incorporating any other provision or obligation set forth in the Collaboration Agreement (except as expressly set forth herein).  For the avoidance of doubt, any Confidential Information that is not destroyed or returned pursuant to Section 10 of this Agreement is deemed Grantback-related information and subject to the scope of Section 11 (Collaboration Grantback Licenses) of this Agreement and is exempt from the obligation of destruction or return as set forth herein.

The Parties agree that the existence and terms of this Agreement, as well as all information and communications, written or oral, relating to the negotiation of this Agreement (the “Settlement Confidential Information”) shall be kept confidential and may be revealed or disclosed only to the employees of the Parties (***).  Each Party shall be responsible for ensuring that the persons to whom it discloses Settlement Confidential Information maintain and protect its confidentiality.

Notwithstanding the foregoing, the Parties may disclose the Settlement Confidential Information to the extent necessary to prosecute or defend its position in related proceedings or to pursue a legal right, to respond to a compulsory order or request for information of a court or governmental or regulatory body, to make a disclosure required by law or by the rules of a securities exchange, or  to seek legal, accounting, or other professional services, provided that, in case of any disclosure allowed under the foregoing circumstances, the disclosing Party takes reasonable measures to ensure that the recipient preserves the confidentiality of the Settlement Confidential Information provided as set forth in this Section 8; and, assuming permissible by law, provided that the disclosing Party promptly provides the other Party with prior written notice of any such disclosures.  The Parties’ obligations arising from this Section 8 are continuing in nature and shall survive this Agreement.

9.Publicity and Disclosures: The Parties agree that the text of any press releases or other public disclosure or announcement concerning this Agreement or the subject matter hereof (a “Disclosure”), if any, shall be agreed upon by the Parties and shall be jointly issued by the Parties.  (***).
10.Return and Destruction of Confidential Information: Within (***) days following the Effective Date of this Agreement, the Party that has Confidential Information (as defined in Article 1.41 of the Collaboration Agreement) of the other Party shall destroy all such Confidential Information in its possession as of the Effective Date of this Agreement, (***).  Confidential Information of the other Party existing on any backup, back-end, or archiving system, or in electronic files of such Party that are not reasonably accessible, including in any electronic files subject to legal dispute-related (e.g., litigation or arbitration) hold, and which cannot be reasonably deleted from such systems or files, may be retained by such Party, provided that confidentiality is maintained in accordance with this Agreement.  (***).
11.(***)
12.Use of Residual Knowledge: Notwithstanding any provision of this Agreement to the contrary, each Party may use any Residual Knowledge for any purpose; provided that, for clarity, this right to use Residual Knowledge does not represent a license to any patent rights owned or in-licensed by the other Party (except as expressly set forth herein).  Any use made by a Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed at such Party’s sole risk.  As used herein, “Residual Knowledge” means Know-How (as defined in the Collaboration Agreement) that is (a) reflected in any Confidential Information (as defined in Article 1.41 of the Collaboration Agreement) of a given Party and (b) retained in the unaided memory of the officers, directors, employees, and agents of the other Party after having access to such Confidential Information.  An individual’s memory will be considered to be unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it in a manner inconsistent with the terms of this Agreement.
13.Limitation of Liability and Damages Cap: AS USED IN THIS SECTION 13, THE TERMS “GNE” AND “PARTIES” SHALL INCLUDE ROCHE.  NO PARTY HERETO WILL

BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, ENHANCED OR PUNITIVE DAMAGES OF ANY KIND, OR FOR ANY CLAIM FOR LOST PROFITS, LOST REVENUES, LOSS OF ANTICIPATED PROFITS, LOSS OF USE, OR DIMINUTION IN VALUE, IN EACH CASE ARISING FROM, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE COLLABORATION AGREEMENT, REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, WARRANTY, TORT, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL A PARTY BE LIABLE FOR ANY DAMAGES ARISING UNDER OR RELATING IN ANY MANNER TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, IN EXCESS OF $10 MILLION USD.

As used in Sections 14–22, the terms “GNE” and “Parties” shall include Roche.

14.Counterparts: This Agreement may be executed in any number of counterparts, each of which shall have full force and effect and, when taken together, shall be deemed one and the same document.  Signature and delivery by facsimile, or digitally, or by similar means, and the reproduction of signatures by facsimile, or digitally, or by similar means, shall be treated as binding as if originals.
15.Mutually Drafted: For purposes of construing this Agreement, each of the Parties shall be deemed the drafter of this Agreement.  Each Party has received independent legal advice regarding this Agreement and its respective rights and obligations set forth herein.
16.Further Assurances: The Parties shall take such other actions and execute such other documents as may be reasonably necessary to effectuate this Agreement and the undertakings made herein.
17.Non-Reliance: The Parties expressly assume any and all risk that the facts and law may be or become different from the facts and law as known to, or believed to be by the Parties, as of the date of this Agreement.  In executing this Agreement, neither Party has relied upon any information supplied by the other, or upon any obligation or alleged obligation of the other Party to disclose information relevant to this Agreement, except for the express written representations and covenants set forth in this Agreement, each of which is material to each Party’s respective decision to enter into this Agreement.
18.Entire Agreement; Modification: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and may not be altered, superseded, terminated, amended, or modified, and no provision may be waived, except by a writing signed by each of the Parties.  Except as expressly stated in this Agreement, the Parties shall have no obligation of any kind to one another after this Agreement becomes effective in accordance with the terms hereof.  This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, executors, administrators, successors, predecessors, affiliates, and permitted assigns.  This Agreement shall not be assignable or otherwise transferable by either Party without the prior written consent of the other Party and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.  The terms of this Agreement supersede all prior understandings, representations, warranties, promises, undertakings, agreements, including the Collaboration Agreement, between the Parties, except as expressly stated herein.
19.Headings: The headings contained herein are used for convenience and shall not be construed as defining or in any way affecting the meaning or scope of any provision of this Agreement.
20.Maximum Effect: If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction or arbitral tribunal, the remaining provisions shall be enforced to the maximum extent possible.  If a court or arbitral tribunal should determine that any provision of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.
21.Attorneys’ Fees: The Parties shall bear their own respective attorneys’ fees in connection with the drafting and negotiation of this Agreement.
22.Notice: For any purpose under this Agreement, notice shall be in writing and shall specifically refer to this Agreement.  Notices shall be sent via one of the following means and will be effective: (a) on the date of delivery, if delivered in person; or (b) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 22 by sending written notice to the other Party.

If to GNE:

(***)

with required copies (which shall not constitute notice) to:

(***)

If to Roche:

(***)

If to Adaptimmune:

(***)

IN WITNESS WHEREOF, the Parties hereto (including Roche) have executed this Agreement by their respective officers hereunto duly authorized, on the Effective Date.

ADAPTIMMUNE LIMITED
By:	/s/ Helen Tayton-Martin
Name:	Helen Tayton-Martin
Title:	Chief Business & Strategy Officer

GENENTECH, INC.
By:	/s/ Neal Dahiya
Name:	Neal Dahiya
Title:	VP, Litigation

F. HOFFMANN-LA ROCHE LTD
By:	/s/ Matthias Rueth	By:	/s/ Hannah Boehm
Name:	Matthias Rueth	Name:	Hannah Boehm
Title:	Head Alliance and Asset Management	Title:	Senior Legal Counsel